Exhibit 10.1

FIRST AMENDMENT TO THE VOTING AGREEMENT

This First Amendment to the Voting Agreement (this “Amendment”) is dated as of April 22, 2020, by and among Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), EnCap Investments L.P., a Delaware limited partnership (“EnCap”), and Bold Energy Holdings, LLC, a Texas limited liability company (“Bold” and, together with EnCap, the “Stockholders”), and amends that certain Voting Agreement dated as of May 9, 2017, among Earthstone, EnCap, Bold and Oak Valley Resources, LLC (“OVR”) (the “Voting Agreement”).  Capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings set forth in the Voting Agreement. Earthstone, EnCap and Bold are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

WHEREAS, OVR was dissolved in June 2017; and

WHEREAS, the Parties desire to modify the Voting Agreement on the terms herein; and

WHEREAS, the Voting Agreement provides that EnCap may designate four directors to the board of directors of Earthstone; and

WHEREAS, Douglas E. Swanson, Jr., one of the EnCap Designated Directors, has notified Earthstone that he will not seek re-election as a director of Earthstone at the 2020 annual meeting of stockholders of Earthstone to be held in June 2020; and

WHEREAS, EnCap does not desire to name a replacement for Mr. Swanson at this time; and

WHEREAS, the Parties have agreed that the number of directors on the Board shall be reduced to eight members and EnCap shall have the ability to request that the size of the Board be increased by one member and EnCap shall have the ability to designate such additional member during the term of the Voting Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1    Amendments.

A.Section 3(a) of the Voting Agreement is hereby amended and restated to read in its entirety as follows:

“(a) For so long as this Agreement is in effect, such Stockholder shall not vote any Shares or take any other action that would in any way alter the composition of Earthstone’s board of directors from its composition as set forth below. For purposes of clarity, and the avoidance of doubt,

Earthstone’s board of directors shall be composed of nine members, four of which shall be designated by EnCap (the “EnCap Designated Directors”), three of which shall be independent (the “Independent Directors”), and two of which shall be current or former members of Earthstone’s management (the “Earthstone Designated Directors” and, together with the Independent Directors, the “Non-EnCap Designated Directors”); provided that if EnCap designates less than four members to the Earthstone board of directors then the number of members of the Earthstone board of directors shall be reduced accordingly unless otherwise agreed to by EnCap. Notwithstanding the foregoing, or any provision of this Agreement to the contrary, at any time during the effectiveness of this Agreement during which EnCap’s collective ownership of Earthstone, beneficially and of record, exceeds 50% of the total issued and outstanding Common Stock of Earthstone, EnCap may remove and replace one Non-EnCap Designated Director, and his or her successors, and such removal will be conducted in accordance with the provisions of Earthstone’s certificate of incorporation and bylaws then in effect. In the event that less than four members of the Earthstone board of directors are EnCap Designated Directors, EnCap shall have the right but not the obligation to request that the size of the Earthstone board of directors be increased and may designate the individual to fill such vacancy.”
Section 1.2    Miscellaneous.

A.     No Further Amendments. Except as expressly set forth in this Amendment, the Voting Agreement is hereby ratified and confirmed in accordance with its terms.

B.     Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

C.     Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Any Party’s delivery of an executed counterpart signature page by facsimile or email is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties as of the date first above written.

Earthstone Energy, Inc.
By:	/s/ Robert J. Anderson
Name:	Robert J. Anderson
Title:	President and Chief Executive Officer

ENCAP INVESTMENTS L.P.
By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Managing Partner

BOLD ENERGY HOLDINGS, LLC
By:	/s/ Douglas E. Swanson, Jr.
Name:	Douglas E. Swanson, Jr.
Title:	Authorized Person

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